Exhibit 10.2

                               AMENDMENT AGREEMENT

     This Amendment Agreement is made as of the 13th day of January 2005 (the "Amendment"), by and between the undersigned employee (the "Employee") and ANTs software inc., a Delaware corporation (the "Company").

                                  R E C I T A L

     WHEREAS, the parties hereto have agreed to amend the terms of that certain Salary Agreement dated October 29, 2004 (the "Salary Agreement") as set forth below;

     NOW THEREFORE, in consideration of the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. AMENDMENT TO THE SALARY AGREEMENT. Section 1 of the Salary Agreement is amended to read in full as follows:


     1. SALARY AND CONTINGENT BONUS. Employee and the Company agree that effective January 1, 2005, Employee's salary shall be set at One Hundred and Fifty Thousand dollars ($150,000) per annum, subject to the Company's state federal and other withholding obligations, payable semi-monthly, and that Employee's salary shall remain at this level until mutual agreement between the Employee and the Company. In the event the Company raises $2.5 million (net of commissions) between November 1, 2004 and February 1, 2005 and in the event Employee is still employed by the Company, Employee shall receive a bonus ("Bonus") in an amount equal to $20,834 plus $4,167 times the number of full months from January 1, 2005 until the date of payment of such Bonus. Employee understands and agrees that in performing services to the Company, Employee will not effect transactions in securities, and will not act, either directly or indirectly, as a broker, dealer, or investment advisor (as such terms are defined under applicable federal and state securities laws and regulations). Employee further understands and acknowledges that Employee's employment with the Company is not for a specified term, it is at-will, and may be terminated by Employee or the Company at any time without notice, for any reason and for no reason, with or without cause.

     2. MISCELLANEOUS. This Amendment amends and is a part of the Salary Agreement. The Salary Agreement as modified by this Amendment remains in full force and effect among the parties. The Amendment may be executed simultaneously in two or more counterparts, each one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision, or such portion of such provision as may be necessary, shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be thereafter enforceable in accordance with its terms. In the event of any claim, dispute, litigation, arbitration or action concerning or related to this Amendment, or any alleged breach of this Amendment, the prevailing party shall be entitled to reasonable attorneys fees, costs of suit and disbursements in addition to any other remedies or damages which may be properly awarded or awardable. This Amendment is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. The parties have had an opportunity for legal review of all of the terms hereof. The parties therefore
agree  that,  in  interpreting   any  issues  which  may  arise,  any  rules  of
construction related to who prepared this Amendment or otherwise are not intended and shall be inapplicable, each party having contributed or having had the opportunity to contribute to clarify any issue, and the parties hereto being joint authors hereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment by their agent duly authorized as of the date first above written.

         ANTS SOFTWARE INC.                      EMPLOYEE

         By:  /s/ Francis K. Ruotolo             By:  /s/ Boyd Pearce
              ------------------------------          ------------------------
              Francis K. Ruotolo,
              Chief Executive Officer            Name: Boyd Pearce

   Address:   801 Mahler Road, Suite G           Address:  ___________________
              Burlingame, Ca 94010                         ___________________